      As filed with the Securities and Exchange Commission on July 8, 1999

                                                     Registration No. 333-

================================================================================

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                                     -------------

                                       FORM S-8

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                     -------------

                                MICHAELS STORES, INC.
                (Exact name of registrant as specified in its charter)

                                8000 BENT BRANCH DRIVE
                                IRVING, TEXAS 75063
                                  P.O. BOX 619566
                               DALLAS, TEXAS 75261-9566
                                    (972) 409-1300
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

           DELAWARE                                         75-1943604
     (State of incorporation)                            (I.R.S. Employer
                                                       Identification Number)

                   MICHAELS STORES, INC. DEFERRED COMPENSATION PLAN
                               (Full title of the plan)

                                  R. MICHAEL ROULEAU
                               CHIEF EXECUTIVE OFFICER
                                MICHAELS STORES, INC.
                                8000 BENT BRANCH DRIVE
                                IRVING, TEXAS 75063
                                    (972) 409-1300
              (Name, address, including zip code, and telephone number,
                      including area code, of agent for service)

                                   WITH A COPY TO:

          MARK V. BEASLEY, ESQ.                   ROBERT L. ESTEP, ESQ.
          MICHAELS STORES, INC                 JONES, DAY, REAVIS & POGUE
         8000 BENT BRANCH DRIVE                 2300 TRAMMELL CROW CENTER
           IRVING, TEXAS 75063                      2001 ROSS AVENUE
             (972) 409-1300                       DALLAS, TEXAS  75201
                                                     (214) 220-3939

                                     -------------

                          CALCULATION  OF  REGISTRATION  FEE

=====================================================================================================
                                                             Proposed      Proposed
                                                             Maximum       Maximum
 Title of                                       Amount       Offering      Aggregate      Amount of
 Securities to                                  to be       Price per      Offering     Registration
 be Registered                                Registered    Obligation     Price (1)        Fee
-----------------------------------------------------------------------------------------------------
 Deferred Compensation Obligations (2)....... $ 3,000,000      100%       $ 3,000,000       $834
=====================================================================================================

   (1)    Estimated solely for the purpose of determining the registration fee.
   (2) The Deferred Compensation Obligations are unsecured obligations of Michaels Stores, Inc. to pay deferred compensation in the future in accordance with the terms of the Michaels Stores, Inc. Deferred Compensation Plan.
================================================================================

                                        PART I

     The information called for by Part I of this Registration Statement on Form S-8 (the "Registration Statement") is included in the description of the Michaels Stores, Inc. Deferred Compensation Plan (the "Plan") to be delivered to persons eligible to participate in the Plan. Pursuant to the Note to Part I of Form S-8, this information is not being filed with or included in this Registration Statement.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     Michaels Stores, Inc. (the "Company") hereby incorporates by reference into this Registration Statement (i) the Company's Annual Report on Form 10-K for the period ended January 30, 1999 and (ii) the Company's Quarterly Report on Form 10-Q for the three-month period ended May 1, 1999.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering made hereby, shall be deemed to be incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

     Under the Plan, the Company will provide eligible employees and certain directors and consultants (each, an "eligible person") the opportunity to defer a specified percentage of their cash compensation. The obligations of the Company under the Plan (the "Deferred Compensation Obligations") will be unsecured general obligations of the Company to pay the deferred compensation, any associated matching amounts, and any earnings thereon in the future in accordance with the terms of the Plan, and will rank PARI PASSU with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. The following description of the Plan is qualified in its entirety by reference to the Plan, a copy of which is filed as an exhibit to this Registration Statement.

     The amount of compensation to be deferred by each eligible person who elects to participate in the Plan (a "participant") will be determined in accordance with the Plan based on elections by the participant. Each Deferred Compensation Obligation will be payable in accordance with the terms of the Plan. Under the Plan, the Company will deposit the amount of each participant's deferred compensation and associated matching amounts in a trust that qualifies as a grantor trust under the Internal Revenue Code of 1986, as amended (the "Code"). The Administrator appointed by the Board to administer the Plan (the "Administrator") will direct the trustee to invest an amount equal to each participant's deferred compensation, as elected by the participant, and any associated matching amounts in one or more investment funds selected by the Administrator. Each participant's account will be credited with compensation that the participant elects to defer, associated matching amounts, and any gains (or losses) deemed to be incurred thereon. All payments to participants in respect of their Deferred Compensation Obligations will be subject to withholding for applicable taxes.

     A participant's right or the right of any other person to the Deferred Compensation Obligations cannot be alienated, anticipated, commuted, pledged, encumbered or assigned. The Deferred Compensation Obligations are not subject to the debts, contracts, liabilities, engagements or torts of any person entitled to receive benefits under the Plan.

     The Administrator or the Board of Directors of the Company may amend, modify, suspend or terminate the Plan at any time and for any reason; provided however, that no Plan amendment, modification, suspension or termination may retroactively deprive any participant of any benefit vested under the Plan.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the Deferred Compensation Obligations registered hereby will be passed upon for the Company by Jones, Day, Reavis & Pogue, Dallas, Texas. Michael C. French, a consultant to Jones, Day, Reavis & Pogue, is a director and an employee of the Company.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law empowers a corporation to indemnify its directors and officers or former directors or officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under a corporation's certificate of incorporation, bylaws, any agreement or otherwise.

     Reference is made to Article Nine of the Company's Restated Certificate of Incorporation, as amended, which appears as Exhibit 4.1 to this Registration Statement and which provides for indemnification of directors and officers.

     Reference is made to Article IX of the Company's amended Bylaws which appear as Exhibit 4.2 to this Registration Statement and which provide for indemnification of directors and officers.

     In addition, the Company has entered into Indemnity Agreements with certain of its executive officers and directors.

     The Company has procured insurance that purports (i) to insure it against certain costs of indemnification that may be incurred by it pursuant to the provisions referred to above or otherwise and (ii) to insure the directors and officers of the Company against certain liabilities incurred by them in the discharge of their functions as directors and officers except for liabilities arising from their own malfeasance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     4.1    Restated Certificate of Incorporation of the Registrant (1)

     4.2    Bylaws of the Registrant, as amended and restated (2)

     4.3    Michaels Stores, Inc. Deferred Compensation Plan

     5.1    Opinion of Jones, Day, Reavis & Pogue

     23.1   Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

     23.2   Consent of Ernst & Young LLP

     24.1   Powers of Attorney

------------------

(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.

ITEM 9.   UNDERTAKINGS

     A.   The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

(other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on July 8, 1999.

                                       MICHAELS STORES, INC.


                                       By:                 *
                                          -------------------------------------
                                                    R. Michael Rouleau
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 8, 1999.


         Signatures                                      Title
         ----------                                      -----
              *                                  Chief Executive Officer
--------------------------------              (Principal Executive Officer)
     R. Michael Rouleau


              *                            Executive Vice President and Chief
--------------------------------                   Financial Officer
     Bryan M. DeCordova                   (Principal Financial and Accounting
                                                        Officer)



              *                             Chairman of the Board; Director
--------------------------------
          Sam Wyly


              *                           Vice Chairman of the Board; Director
--------------------------------
    Charles J. Wyly, Jr.


              *
--------------------------------                        Director
      Richard E. Hanlon


--------------------------------                        Director
        Kelly Elliot


              *
--------------------------------                        Director
      Michael C. French


              *
--------------------------------                        Director
      Donald R. Miller


              *
--------------------------------                        Director
        F. Jay Taylor


              *
--------------------------------                        Director
        Evan A. Wyly


*The undersigned, by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed on behalf of the above-named officers and directors and filed herewith.


                                       /s/ Mark V. Beasley
                                       ----------------------------------------
                                                     Mark V. Beasley
                                                     Attorney-in-Fact

                                  INDEX TO EXHIBITS


Exhibit No.                        Description
-----------                        -----------
    4.1        Restated Certificate of Incorporation of the Registrant (1)

    4.2        Bylaws of the Registrant, as amended and restated (2)

    4.3        Michaels Stores, Inc. Deferred Compensation Plan

    5.1        Opinion of Jones, Day, Reavis & Pogue

   23.1        Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1)

   23.2        Consent of Ernst & Young LLP

   24.1        Powers of Attorney

------------------
(1) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-54726) and incorporated herein by reference.

(2) Previously filed as an Exhibit to the Registrant's Annual Report on Form 10-K for the year ended January 30, 1994 and incorporated herein by reference.